Exhibit 5.3

March 12, 2024

Kinross Gold Corporation

25 York Street, 17th Floor

Toronto, Ontario M5J 2V5

Canada

Ladies and Gentlemen:

We have acted as counsel in the State of Alaska (the “State”) to Melba Creek Mining, Inc., an Alaska corporation (the “Alaska Guarantor”), for the purpose of issuing this opinion in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by Kinross Gold Corporation, a corporation existing under the laws of the province of Ontario (the “Company”), and certain other subsidiaries of the Company identified in the Registration Statement, including the Alaska Guarantor (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Company of $500,000,000 aggregate principal amount of 6.250% Senior Notes Due 2033 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for all outstanding 6.250% Senior Notes Due July 5, 2033 issued on July 5, 2023 (the “Original Notes,” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantee”).

The New Notes will be issued under an Indenture dated as of August 22, 2011 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, as supplemented by (a) the First Supplemental Indenture dated as of December 8. 2014 among the Company, Compañia Minera Maricunga, and the Trustee and (b) the Second Supplemental Indenture dated as of September 1, 2016 among the Company, KG Mining (Round Mountain) Inc., KG Mining (Bald Mountain) Inc., KG Far East (Luxembourg) Sàrl, White Ice Ventures Limited, Red Back Mining B.V., Red Back Mining (Ghana) Ltd., and the Trustee, (c) the Third Supplemental Indenture dated as of March 25, 2022 among the Company, Great Bear Resources Ltd. and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association) and (d) the Fourth Supplemental Indenture dated as of June 6, 2023 among the Company, Compañia Minera Maricunga de Oro and Computershare Trust Company, N.A., as Trustee (the “Trustee”) (collectively, the “Indenture”). The Indenture provides that it, the Guarantee and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Kinross Gold Corporation
March 12, 2024

In connection with rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)            the executed Indenture;

(b)            the New Notes;

(c)            the form of Guarantee;

(d)            the Articles of Incorporation of the Alaska Guarantor, as amended, certified by the Secretary of the Alaska Guarantor as being true, correct, complete and in full effect on the date of this opinion and on the date that the Original Notes were issued (the “Articles”);

(e)            the amended and restated bylaws of the Alaska Guarantor, certified by the Secretary of the Alaska Guarantor as being true, correct, complete and in full effect on the date of this opinion and on the date that the Original Notes were issued (together with the Articles, the “Charter Documents”);

(f)            the resolutions of the board of directors of the Alaska Guarantor covering the transactions contemplated by the Transaction Documents (defined below), certified by the Secretary of the Alaska Guarantor as being true, correct, complete and in full effect on the date of this opinion and on the date that the Original Notes were issued (the “Resolutions”); and

(g)            a certificate of the Secretary of the Alaska Guarantor of even date herewith delivered to us in connection with our issuance of this opinion, certifying as to the matters set forth in items (b) through (d) above and as to the execution and delivery of the Indenture by the Alaska Guarantor (the “Secretary’s Certificate”).

The Indenture, the New Notes and the Guarantee are referred to together in this opinion as the “Transaction Documents.”

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (v) that the Transaction Documents were duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Alaska Guarantor, (vi) that neither the Alaska Guarantor nor its assets is subject to any court or administrative order, decree, judgment, writ, injunction, contract, agreement, instrument or other document that would prohibit or limit the Alaska Guarantor from executing or delivering, or performing its obligations under, the Transaction Documents to which it is a party, and (vi) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by the Company and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Kinross Gold Corporation
March 12, 2024

We have made such investigation of the laws of the State as we have deemed necessary or appropriate as a basis for the opinions set forth below. With respect to facts relevant to our opinions herein, we have relied, without independent investigation or verification, on certifications of the Secretary of the Alaska Guarantor set forth in the Secretary’s Certificate, and have assumed that all such certifications of fact are true, accurate and complete.  With respect to our opinion in paragraph 4 below as to the execution and delivery of the Indenture by the Alaska Guarantor, we have relied exclusively on the Secretary Certificate.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, exclusions and assumptions set forth herein, we are of the opinion that:

1.             The Alaska Guarantor is a corporation validly existing and in good standing under the laws of the State.

2.             The Alaska Guarantor has the corporate power to execute and deliver the Transaction Documents to which it is a party.

3.             All necessary action has been taken on the part of the Alaska Guarantor to authorize the Alaska Guarantor’s execution and delivery of the Transaction Documents to which it is a party.

4.             The Transaction Documents to which the Alaska Guarantor is a party have been executed and delivered by the Alaska Guarantor.

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

(a)            We render no opinion regarding the enforceability of the Transaction Documents; and

(b)            The opinions expressed herein are limited in all respects to the laws of the State, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion is provided as a legal opinion only, effective as of the date of this letter, is not a guaranty or representations of fact, and should not be construed or relied on as such. We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of that investigation that is necessary has been made independent of this opinion letter.

Kinross Gold Corporation
March 12, 2024

This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Validity of Notes and Guarantees” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ HOLLAND & HART LLP